Exhibit 5.1

May 28, 2014

Global Ship Lease, Inc.

Portland House

Stag Place

London SW1E 5RS

United Kingdom

Re: Global	Ship Lease, Inc.

Ladies and Gentlemen:

We have acted as special Marshall Islands counsel to Global Ship Lease, Inc. (the “Company”) a Marshall Islands corporation, and it’s Marshall Islands subsidiary GSL Alcazar Inc. (the “Subsidiary”) in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 28, 2014, as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to $500,000,000 of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”) (which may include related preferred share purchase rights (the “Preferred Share Purchase Rights”)), shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”), warrants to purchase the Company’s Preferred Shares, Common Shares, or Debt Securities (as defined below) (the “Warrants”), rights to purchase Common Stock, Preferred Stock, Warrants or Debt Securities (the “Rights”), debt securities of the Company (the “Debt Securities”), guarantees of Debt Securities made by the Subsidiary listed in the Registration Statement (the “Guarantees”) and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, the Preferred Share Purchase Rights, the Preferred Shares, the Debt Securities, the Warrants, the Debt Securities and the Guarantees, the “Primary Securities”). The Registration Statement also registers for resale under the Securities Act an aggregate of 10,737,004 Common Shares (the “Secondary Shares”) of the Company by certain selling shareholders named therein.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus of the Company included in the Registration Statement (the “Prospectus”) and such corporate documents and records of the Company and the Subsidiary and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors and officers of the Company and the Subsidiary and others.

Global Ship Lease, Inc.

May 28, 2014

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1.    The Common Shares and the Preferred Shares constituting a portion of the Primary Securities, have been duly authorized and (i) when the Company has taken all necessary action to approve the issuance of such Common Shares and Preferred Shares, the terms of the offering thereof and related matters and (ii) the Common Shares and Preferred Shares constituting a portion of the Primary Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company, upon payment of the consideration thereof or provided for therein, then such Common Shares and Preferred Shares constituting a portion of the Primary Shares will be validly issued, fully paid and non-assessable.

2.    The Common Shares constituting the Secondary Shares have been duly authorized and are validly issued, fully paid and non-assessable.

3.    With respect to the Warrants, the Rights and the Preferred Share Purchase Rights that may be included with the Common Shares constituting a portion of the Primary Shares (together the “Subscription Securities”), when the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement or similar agreement approved by the Company and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Subscription Securities will constitute valid and legally binding obligations of the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

4.    With respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and upon payment of the consideration thereof or provided for therein the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

5.    With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Subsidiary, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying

Global Ship Lease, Inc.

May 28, 2014

such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Subsidiary and otherwise in accordance with the provisions of the applicable indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Subsidiary enforceable against the Subsidiary in accordance with their terms.

6. With respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement approved by the Company upon payment of the consideration thereof or provided for therein then the Units will be validly issued, fully paid, and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP